<PAGE 1>





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 10, 1998



                     NORTH CAROLINA NATURAL GAS CORPORATION
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                        1-10998                  56-0646235
 ------------------------         ----------------------    --------------------
 (State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)







            150 Rowan Street, Fayetteville, North Carolina 28301-4993
            ---------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (910) 483-0315
                                 --------------
              (Registrant's telephone number, including area code)




<PAGE 2>



ITEM 5.  OTHER EVENTS.

     On November 10, 1998, North Carolina Natural Gas Corporation, a Delaware corporation (the "Company") and Carolina Power & Light Company, a North Carolina corporation ("CP&L") entered into an Agreement and Plan of Merger (the "Agreement") providing for a strategic business combination of the Company and CP&L. Pursuant to the Agreement a newly formed subsidiary of CP&L will be merged with and into the Company and will be the merging corporation resulting from the merger and will be a wholly owned subsidiary of CP&L. The transaction is valued at $354 million and will be consummated in the form of a stock swap. Under the Agreement, the holders of the Company's $2.50 par value common stock (the "Company Common Stock") will receive a number of shares of CP&L common stock based on an exchange ratio to be determined by dividing $35 by the average closing price of CP&L common stock during the twenty consecutive trading days prior to and including the fifth trading day prior to the closing date of the transaction. The exchange ratio will not exceed 0.8594 nor be less than 0.7032. Based on CP&L's closing price of $47.56 on November 10, 1998, the exchange ratio would be 0.7359. The transaction will be accounted for as a pooling of interests.

     The Agreement has been approved by the Boards of Directors of the Company and CP&L. Consummation of the Merger is subject to certain closing conditions, including approval by the shareholders of the Company which presently intends that the shareholders' meeting to consider such approval will be held as early as practicable in 1999. Consummation of the Merger is also subject to receipt of a favorable opinion of counsel that the Merger will qualify as a tax-free reorganization, the effectiveness of a Registration Statement to be filed by CP&L in respect of its Common Stock to be issued in the Merger and certain regulatory approvals or filings, including approvals by or filings with the North Carolina Utilities Commission, the South Carolina Public Service Commission, the Securities and Exchange Commission, the filing of an exemption statement on Form U-3A-2 with the SEC pursuant to the Pubic Utility Holding Company Act ("PUHCA"), and such filings and approvals as may be required by any applicable state securities or "blue sky" laws.

     In addition, the Agreement provides for termination by either the Company or CP&L under the following circumstances: (i) by mutual written consent, (ii) if the Company's shareholders fail to approve the Merger, (iii) if the Merger is not consummated by December 31, 1999, (iv) if a final, nonappealable order, decree, ruling or other action permanently enjoins, restrains or prohibits the Merger, (v) a material breach of warranty covenant or agreement set forth in the Agreement, or (v) if the Company's Board of Directors withdraws or modifies its recommendation for approval of the Merger in the face of an unsolicited third party offer or the Company's Board of Directors accepts an unsolicited third party offer. The Agreement provides for a $10 million termination fee to be paid by the Company if the Agreement is terminated under certain circumstances.

     The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which is attached hereto as Exhibit 2(b) and is incorporated herein by reference.






<PAGE 3>


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
           INFORMATION,AND EXHIBITS

The following exhibits are filed herewith:

2(a)  Press release dated November 11, 1998.

2(b)  Agreement  and Plan of Merger dated as of November  10, 1998,  by and
      between   Carolina  Power  &  Light  Company  and  North  Carolina
      Natural  Gas Corporation.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NORTH CAROLINA NATURAL GAS CORPORATION
                                                               (Registrant)







Date:  November 24, 1998                    /S/Gerald A. Teele
                                            -----------------------
                                            Gerald A. Teele
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer
                                            (Principal Financial Officer)



Date: November 24, 1998                     /S/Ronald J. Josephson
                                            -----------------------
                                            Ronald J. Josephson
                                            Vice President-Financial Services
                                            (Principal Accounting Officer)


<PAGE 4>




Exhibit 2(a)

CP&L Announces Plan to Acquire NCNG Nov 11, 1998

As part of its strategy to become a total energy provider for customers while growing earnings and securing gas supplies for planned electric power plants, Carolina Power & Light announced today that it has entered into a definitive agreement to acquire North Carolina Natural Gas Corp. (NYSE: NCG) through a stock- for-stock transaction and will add NCNG's natural gas and propane products into CP&L's portfolio of electricity, energy services and technology products and services.

Under the agreement, each common share of NCNG will be converted into common shares of CP&L, based on an exchange ratio to be determined by dividing $35 by the average price of CP&L stock during a 20-day period before the closing of the transaction. The exchange ratio will not exceed 0.8594 nor be less than 0.7032. Based on CP&L's closing price of $47.56 Tuesday, Nov. 10, the exchange ratio would be 0.7359, which would represent a premium of 48 percent to NCNG shareholders. CP&L will issue approximately $354 million in stock to NCNG shareholders to complete the transaction. The transaction is expected to be accretive to CP&L's earnings after transaction expenses and consolidation costs; it will be accounted for as a pooling of interests. CP&L President and Chief Executive Officer William Cavanaugh III said the acquisition of NCNG fits logically into CP&L's plan to become a total energy provider.

"We have plans for significant additions of gas-fired power plants over the next 10 years to meet our customers' needs. Access to a competitively priced gas supply is integral to our long-term strategy," Cavanaugh said. "To better serve our customers, we plan to create a larger regional platform from which to expand our energy-related products and services throughout the Carolinas and beyond. The ability to offer reasonably priced natural gas to our customers has been a strategic priority for CP&L, and our acquisition of NCNG advances that strategy.

"NCNG has enjoyed an extraordinary customer growth rate over the last few years -- about three times the national industry average -- and we believe there is even more opportunity to increase the penetration of gas to customers in our service area. NCNG's low-cost structure and strong balance sheet make it a perfect fit for CP&L, and our overlapping service areas will provide increased growth opportunities between the two operations.

"For many years, NCNG has shared CP&L's commitment to economic development in the region," Cavanaugh said. "Our goal is to help stimulate development even further by enhancing the energy infrastructure in eastern North Carolina.

"Today's announcement is another step in CP&L's focused strategy to become a total energy provider in our region, which continues to enjoy strong growth. Our objective is to provide a full array of energy - related services to all of our current customers and to expand our market reach. Our strategy and our employees are squarely focused on creating shareholder value. As we have said before, we will pursue a disciplined strategy and acquire only those companies, like NCNG, that offer profitable synergies with our own."

CP&L's  generation  expansion  plans  include  more than 600  megawatts in Wayne
County on the site of the existing Lee Steam Electric Plant. That planned facility is in the current NCNG service area. It will include four gas-fired combustion-turbine generators, and is scheduled to be on line in mid-2000. The additional generation in Wayne County and elsewhere in North Carolina is needed to accommodate the area's ongoing growth in population and usage, to increase reserve capacity in the Southeast and to support CP&L's strategy for additional sales in the wholesale energy market.

NCNG Chairman and Chief Executive Officer Calvin Wells said he believes the combination is a great opportunity for customers, employees and shareholders of both companies.



<PAGE 5>
"CP&L and NCNG are not only neighbors, but we also share a similar corporate culture," Wells said. "NCNG's gas expertise and growing customer base will benefit CP&L, and NCNG will benefit by being part of a larger organization in a consolidating industry. NCNG, like CP&L, has a history of providing excellent service to its customers, and we will continue to provide the same safe, reliable service our customers have come to expect."

NCNG will be operated as a wholly owned subsidiary of CP&L. Wells will remain CEO of the subsidiary and will report directly to Cavanaugh and participate on the CP&L senior management committee. A transition plan is currently being developed to guide the integration of NCNG employees, facilities and customer services into CP&L. The change is not expected to have an immediate effect on the way customers currently do business with either company, although the integration is expected to provide opportunities for some consolidation of customer service functions in the future. Both companies' retail rates are regulated by the N.C. Utilities Commission and would not be affected by the acquisition.

CP&L currently pays an annual dividend of $1.94 per share. Based on the exchange ratio of 0.7359, NCNG's shareholders will receive an increase of $0.4276 (or 43 percent) in dividends per share. The acquisition is conditioned upon the approval of the N.C. Utilities Commission and S.C. Public Service Commission, NCNG's shareholders, the Securities and Exchange Commission and other customary conditions. CP&L anticipates regulatory approvals can be obtained by mid-1999.

Headquartered in Fayetteville, NCNG provides natural gas, propane and related services to more than 173,000 customers located in 86 towns and cities and on four municipal gas distribution systems in south- central and eastern North Carolina. The company has about 515 employees. NCNG's fiscal 1998 (ended Sept. 30, 1998) operating revenues totaled $232 million.

Headquartered in Raleigh, CP&L observed the 90th anniversary of its charter in July. Today CP&L maintains 16 power plants and more than 60,000 miles of power lines in providing service to nearly 1.2 million customers in central and eastern North Carolina, the Asheville area and the Pee Dee Region of South Carolina. Including subsidiaries, CP&L has about 6,900 full-time employees.


PAGE 6>




 Exhibit 2(b)



AGREEMENT AND PLAN OF MERGER
By and Among
Carolina Power & Light Company,
North Carolina Natural Gas Corporation
and
Carolina Acquisition Corporation





Dated as of November 10th, 1998

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

1.1. Agreement
1.2. Alternative Proposal
1.3.  Atomic Energy Act
1.4. COBRA
1.5. Certificates
1.6. Certificate of Merger
1.7. CP&L Common Stock
1.8. CP&L Companies
1.9. CP&L Disclosure Letter
1.10. CP&L SEC Reports
1.11. Closing; Closing Date
1.12. Code
1.13. Confidentiality Agreement
1.14. Contracts
1.15. DGCL
1.16. ERISA
1.17. Easements
1.18. Effective Time
1.19. Environmental Claim and Environmental Laws
1.20. Environmental Permits
1.21. Exchange Act
1.22. Exchange Agent
1.23. Exchange Ratio
1.24. FERC
1.25. GAAP
1.26. Governmental Authority
1.27. Hazardous Material
1.28. HSR Act
1.29. IRS
1.30. Knowledge of CP&L
1.31. Knowledge of NCNG
1.32. Law



<PAGE 7>
1.33. Material Adverse Effect
1.34. Merger
1.35. Merger Subsidiary
1.36. Morgan Stanley
1.37. NCNG Benefit Plans
1.38. NCNG Common Stock
1.39. NCNG Companies
1.40. NCNG Disclosure Letter
1.41. NCNG Pension Plan
1.42. NCNG Qualified Plan
1.43. NCNG Rights
1.44. NCNG Rights Agreement
1.45. NCNG SEC Reports
1.46. NCNG Share
1.47. NCUC
1.48. NYSE
1.49. PSCSC
1.50. PUHCA
1.51. Partnership; Partnerships
1.52. Permits
1.53. Power Act
1.54. Properties
1.55. Proxy Statement/Prospectus
1.56. Registration Statement
1.57. Release
1.58. SEC
1.59. Salomon Smith Barney
1.60. Securities Act
1.61. Special Meeting
1.62. Subsidiary; Subsidiaries
1.63. Surviving Corporation
1.64. Tax Returns
1.65. Taxes

ARTICLE II
THE MERGER

2.1. The Merger
2.2. Effective Time; Closing
2.3. Effect of the Merger
2.4. Articles of Incorporation and By-Laws
2.5. Directors and Officers of the Surviving Corporation

ARTICLE III
CONVERSION OF SECURITIES IN THE MERGER

3.1. Effect of Merger on NCNG Capital Stock
Exchange of Certificates

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CP&L

4.1. Organization and Authority of CP&L
4.2. Capitalization
4.3. Authority Relative to this Agreement
4.4. Consents and Approvals; No Violations



<PAGE 8>
4.5. Reports
4.6. Absence of Certain Events
4.7. Proxy Statement/Prospectus
4.8. Fees and Expenses of Brokers and Others
4.9. Operations of Nuclear Power Plants
4.10. No Default
4.11. Compliance with Law
4.12. Regulation as Utility
4.13. Accounting Matters
4.14. No Impairment of Tax Free Status
4.15. Insurance

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NCNG

5.1. Organization and Authority of the NCNG Companies
5.2. Capitalization
5.3. Authority Relative to this Agreement
5.4. Consents and Approvals; No Violations
5.5. Reports
5.6. Absence of Certain Events
5.7. Proxy Statement/Prospectus
5.8. Litigation
5.9. Assets; Easements
5.10. Contracts; No Default
5.11. Labor Matters
5.12. Employee Benefit Plans
5.13. Tax Matters
5.14. Compliance with Law
5.15. Environmental Matters
5.16. NCNG Action
5.17. Vote Required
5.18. Material Interests of Certain Persons
5.19. Insurance
5.20. [Omitted.]
5.21. Fees and Expenses of Brokers and Others
5.22. Regulation as Utility
5.23. Absence of Undisclosed Liabilities
5.24. Opinion of Financial Advisor
5.25. Accounting Matters
5.26. Intellectual Property
5.27. Year 2000 Matters
5.28. No Impairment of Tax Free Status

ARTICLE VI
COVENANTS

6.1. Conduct of the Business of NCNG; Meetings and Notices
6.2. No Solicitation
6.3. The Registration Statement; Listing
6.4. Special Meeting
6.5. Access to Information; Confidentiality Agreement
6.6. Best Efforts
6.7. Approvals
6.8. Public Announcements
6.9. Employee Agreements; Workforce Matters and Employee Benefits



<PAGE 9>
6.10. Letter of NCNG's Accountants
6.11. Letter of CP&L's Accountants
6.12. Opinions of Financial Advisors
6.13. Indemnification; Insurance
6.14. Affiliate Agreements
6.15. Nuclear Facilities

ARTICLE VII
CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger
7.2. Conditions Precedent to Obligations of NCNG
7.3. Conditions Precedent to Obligations of CP&L

ARTICLE VIII
TERMINATION; AMENDMENT; WAIVER

8.1. Termination
8.2. Effect of Termination
8.3. Termination Fee
8.4. Amendment
8.5. Extension; Waiver

ARTICLE IX
MISCELLANEOUS

9.1. Survival of Representations and Warranties
9.2. Brokerage Fees and Commissions
9.3. Entire Agreement; Assignment
9.4. Notices
9.5. Governing Law
9.6. Descriptive Headings
9.7. Parties in Interest
9.8. Counterparts
9.9. Specific Performance
9.10. Fees and Expenses
9.11. Severability

EXHIBITS

6.14     Form of NCNG Affiliate Letter


<PAGE 10>





AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 10th, 1998, is by and among CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation ("CP&L"), NORTH CAROLINA NATURAL GAS CORPORATION, a Delaware
corporation ("NCNG") and CAROLINA ACQUISITION CORPORATION, a Delaware corporation ("Merger Subsidiary").

RECITALS

A. CP&L and NCNG have each determined to engage in a strategic business combination with each other.

B.     Merger Subsidiary is a wholly-owned subsidiary of CP&L.

C. The respective Boards of Directors of CP&L and NCNG have approved, and the Board of Directors of NCNG will recommend to its shareholders, the merger of Merger Subsidiary into NCNG (the "Merger") pursuant to the terms and conditions in this Agreement.

D. The parties intend that for federal income tax purposes, the Merger will constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), an this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Section 368 of the Code.

E. The parties intend that for accounting purposes, the Merger will be accounted for as a "pooling of interests" under GAAP (as defined below).

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants, agreements and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

     Section 1.1. Agreement. "Agreement" will mean this Agreement and Plan of Merger, together with the Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

     Section 1.2. Alternative Proposal. "Alternative Proposal" will have the meaning given in Section 6.2 hereof.

     Section 1.3. Atomic Energy Act. "Atomic Energy Act" will mean the Atomic Energy Act of 1954, as amended.

     Section 1.4. COBRA. "COBRA" will mean the Consolidated Omnibus Budget Reconciliation Act of 1986. Section 1.5. Certificates. "Certificates" will have the meaning given in Section 3.2 hereof.

     Section 1.6. Certificate of Merger. "Certificate of Merger" will have the meaning given in Section 2.2 hereof. Section 1.7. CP&L Common Stock. "CP&L Common Stock" will mean the common stock, no par value, of CP&L.

     Section  1.8.  CP&L  Companies.   "CP&L  Companies"  will  mean  CP&L,  its
          Subsidiaries and its Partnerships.



<PAGE 11>
     Section 1.9. CP&L Disclosure Letter. "CP&L Disclosure Letter" will mean the letter dated as of the date hereof and signed by an authorized officer of CP&L and delivered to NCNG, hereby incorporated by reference into this Agreement.

     Section 1.10. CP&L SEC Reports. "CP&L SEC Reports" will mean (a) CP&L's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and (b) CP&L's Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998, and (c) all other documents filed by CP&L with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of CP&L's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     Section 1.11. Closing; Closing Date. "Closing" and "Closing Date" will have the meanings given in Section 2.2 hereof.

     Section 1.12. Code. "Code" will mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

     Section 1.13. Confidentiality Agreement. "Confidentiality Agreement" will mean the letter agreement, dated September 30, 1998, between NCNG and CP&L.

     Section 1.14. Contracts. "Contracts" will mean contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, written or oral.

     Section 1.15. DGCL. "DGCL" will mean the Delaware General Corporation Law, as amended.

     Section 1.16. ERISA. "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.17. Easements. "Easements" will mean any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property.

     Section 1.18. Effective Time. "Effective Time" will have the meaning given in Section 2.2 hereof.

     Section 1.19. Environmental Claim and Environmental Laws. "Environmental Claim" and "Environmental Laws" will have the meanings given in
          Section 5.15 hereof.

     Section 1.20. Environmental Permits. "Environmental Permits" will have the meaning given in Section 5.15 hereof.

     Section 1.21. Exchange Act. "Exchange Act" will mean the Securities Exchange Act of 1934, as amended.

     Section 1.22.  Exchange  Agent.  "Exchange  Agent" will mean Wachovia Bank,
          N.A.

     Section 1.23. Exchange Ratio. "Exchange Ratio" will have the meaning given in Section 3.1 hereto.

     Section 1.24. FERC. "FERC" will mean the Federal Energy Regulatory Commission.

     Section  1.25.  GAAP.  "GAAP"  will  mean  generally  accepted   accounting
          principles as in effect in the United States of America.

     Section 1.26. Governmental Authority. "Governmental Authority" will mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.




<PAGE 12>
     Section 1.27. Hazardous Material. "Hazardous Material" will have the meaning given in Section 5.15 hereof.

     Section 1.28. HSR Act. "HSR Act" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.29. IRS. "IRS" will mean the U.S. Internal Revenue Service.

     Section 1.30. Knowledge of CP&L. "Knowledge of CP&L" will mean the actual knowledge, after due inquiry, of those officers of CP&L identified on the CP&L Disclosure Letter.

     Section 1.31. Knowledge of NCNG. "Knowledge of NCNG" will mean the actual knowledge, after due inquiry, of those officers of NCNG identified on the NCNG Disclosure Letter.

     Section 1.32. Law. "Law" will mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     Section 1.33. Material Adverse Effect. "Material Adverse Effect" will mean, with respect to CP&L or NCNG, as the case may be, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect), on the business, assets, financial or other condition, results of operations or prospects of such entity, together with its Subsidiaries and Partnerships, taken as a whole.

     Section 1.34. Merger. "Merger" will have the meaning given in Section 2.1 hereof.

     Section 1.35. Merger Subsidiary. "Merger Subsidiary" will mean Carolina Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of CP&L.

     Section 1.36. Morgan Stanley. "Morgan Stanley" will mean Morgan Stanley & Co. Incorporated, financial advisers to CP&L.

     Section 1.37. NCNG Benefit Plans. "NCNG Benefit Plans" will have the meaning given in Section 5.12 hereof.

     Section 1.38. NCNG Common Stock. "NCNG Common Stock" will mean the Common Stock, $2.50 par value, of NCNG.

     Section 1.39. NCNG Companies. "NCNG Companies" will mean NCNG, its Subsidiaries and its Partnerships.

     Section 1.40. NCNG Disclosure Letter. "NCNG Disclosure Letter" will mean the letter dated as of the date hereof and signed by an authorized officer of NCNG and delivered to CP&L, hereby incorporated by reference into this Agreement.

     Section 1.41. NCNG Pension Plan. "NCNG Pension Plan" will have the meaning given in Section 5.12 hereof.

     Section 1.42. NCNG Qualified Plan. "NCNG Qualified Plan" will have the meaning given in Section 5.12 hereof.

     Section 1.43. NCNG Rights. "NCNG Rights" will mean the Rights defined in and issued pursuant to the NCNG Rights Agreement.

     Section 1.44. NCNG Rights Agreement. "NCNG Rights Agreement" will mean the Rights Agreement dated as of October 7, 1997 between NCNG and Wachovia Bank, N.A.




<PAGE 13>
    Section 1.45. NCNG SEC Reports. "NCNG SEC Reports" will mean

     (a) NCNG's Annual Reports on Form 10-K for the fiscal year ended September 30, 1997,

     (b) NCNG's Reports on Form 10-Q for the Quarters ending December 31, 1997 and March 31 and June 30, 1998, and

     (c) All other documents filed by NCNG with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of NCNG's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

     Section 1.46. NCNG Share. "NCNG Share" will mean a share of NCNG Common Stock, including each associated NCNG Right.

     Section  1.47.  NCUC.  "NCUC"  will  mean  the  North  Carolina   Utilities
          Commission.

     Section 1.48. NYSE. "NYSE" will mean The New York Stock Exchange, Inc.

     Section 1.49. PSCSC. "PSCSC" will mean the Public Service Commission of South Carolina.

     Section 1.50. PUHCA. "PUHCA" will mean the Public Utility Holding Company Act of 1935, as amended.

     Section 1.51. Partnership; Partnerships. "Partnership" will mean any limited or general partnership, joint venture, limited liability company, or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships").

     Section  1.52.   Permits.   "Permits"  will  mean  permits,   licenses  and
          governmental authorizations, registrations and approvals.

     Section 1.53. Power Act. "Power Act" will mean the Federal Power Act, as amended.

     Section 1.54.  Properties.  "Properties"  will  have the  meaning  given in
          Section 5.15 hereof.

     Section 1.55. Proxy Statement/Prospectus. "Proxy Statement/Prospectus" will mean the Proxy Statement/Prospectus of CP&L and NCNG included in the Registration Statement and distributed to the shareholders of NCNG in connection with the Special Meeting.

     Section 1.56. Registration Statement. "Registration Statement" will mean the Registration Statement on Form S-4, including the Proxy Statement /Prospectus contained therein, to be filed by CP&L with the SEC with respect to the CP&L Common Stock to be offered to the holders of NCNG Common Stock in the Merger.

     Section 1.57.  Release.  "Release"  will have the meaning  given in Section
          5.15 hereof.

     Section 1.58. SEC. "SEC" will mean the Securities and Exchange Commission.

     Section 1.59. Salomon Smith Barney. "Salomon Smith Barney" will mean Salomon Smith Barney, Inc., financial advisors to NCNG.

     Section 1.60. Securities Act. "Securities Act" will mean the Securities Act of 1933, as amended.

     Section 1.61. Special Meeting. "Special Meeting" will mean the special meeting of shareholders of NCNG called to consider and approve the transactions contemplated herein, and any adjournments thereof.

     Section 1.62. Subsidiary; Subsidiaries. "Subsidiary" will mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of



<PAGE 14>
          directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act collectively, "Subsidiaries").

     Section 1.63. Surviving Corporation. "Surviving Corporation" will have the meaning given in Section 2.1 hereof.

     Section 1.64. Tax Returns. "Tax Returns" will mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign taxing authority with respect to Taxes or the NCNG Benefit Plans (as defined in Section 5.12 hereof).

     Section 1.65. Taxes. "Taxes" will mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign taxing authority or any political subdivision thereof, including without limitation, income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns. ARTICLE II THE MERGER

     Section 2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into NCNG in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Subsidiary will cease, and NCNG shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and as a result shall become a wholly-owned subsidiary of CP&L and shall continue to be governed by the laws of the State of Delaware.

     Section 2.2. Effective Time; Closing. Provided that this Agreement shall not have been terminated in accordance with Section 8.1, the closing of the Merger (the "Closing") shall take place on the first date practicable after the satisfaction or, if permissible and effected as provided in Section 8.5, waiver of the conditions to the consummation of the Merger (or such other date as may be agreed to in writing by CP&L and NCNG) (the "Closing Date"). On the Closing Date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware in such form as required by, and executed in accordance with, the DGCL (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time"). The Closing shall take place at the offices of Hunton & Williams, One Hannover Square, 14th Floor, Raleigh, North Carolina, at 10:00 a.m., local time, or such other place and time as the parties shall agree.

     Section 2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL. Subject to and without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Subsidiary and NCNG shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Subsidiary and NCNG shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4. Articles of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation and the By-Laws of the Surviving Corporation as of the Effective Time shall be amended and restated in their entirety to read as the Certificate of Incorporation and By-Laws


<PAGE 15>
          of Merger Subsidiary as in effect immediately prior to the Effective Time until amended thereafter in accordance with the terms thereof and applicable law

     Section 2.5. Directors and Officers of the Surviving Corporation. The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws. The officers of NCNG at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

ARTICLE III
CONVERSION OF SECURITIES IN THE MERGER

     Section 3.1. Effect of Merger on NCNG Capital Stock. At the Effective Time, by virtue of the Merger:
     (a) Each NCNG Share issued and outstanding immediately prior to the Effective Time (other than shares held by CP&L or shares held by NCNG as treasury stock, which shall be canceled and cease to exist) shall be converted into the right to receive a number of shares of CP&L Common Stock equal to the Exchange Ratio. If the Closing Date occurs on or prior to November 10, 1999, the "Exchange Ratio" shall be equal to $35.00 (the "Base Numerator") divided by either (i) the Market Price of CP&L Common Stock (as defined below) if the Market Price of CP&L Common Stock is no greater than $49.775 and no less than $40.725,
          (ii) $49.775 if the Market Price of CP&L Common Stock is greater than $49.775, in which case the Exchange Ratio shall equal 0.7032, or (iii) $40.725 if the Market Price of CP&L Common Stock is less than $40.725, in which case the Exchange Ratio shall be 0.8594 (as applicable the "Denominator"). If the Closing Date is after November 10, 1999, the "Exchange Ratio" shall be equal to the Adjusted Numerator (as defined below) divided by the Denominator. The "Adjusted Numerator" shall be equal to the Base Numerator increased by a rate of 3.7% per annum (compounded daily) for each day after November 10, 1999 through the Closing Date. The "Market Price" of CP&L Common Stock means the average closing price per share of CP&L Common on the NYSE for each of the twenty consecutive trading days prior to and including the fifth trading day prior to the Closing Date.
     (b) No fraction of a share of CP&L Common Stock shall be issued in connection with the conversion of NCNG Common Stock in the Merger and the distribution of CP&L Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest) equal to the same fraction of the Market Price. (c) Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of Common Stock of the Surviving Corporation.

     Section 3.2 Exchange of Certificates.
     (a) Prior to the Effective Time, CP&L shall appoint the Exchange Agent to act as the exchange agent in connection with the Merger. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of NCNG Common Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of CP&L Common Stock into which such holder's shares were converted in the Merger (together with cash in lieu of any fractional share and any dividends or other distributions with respect to such whole shares of CP&L Common Stock with a record date after the Effective Time). Immediately prior to the Effective Time, CP&L will deliver to the Exchange Agent, in trust for the benefit of the holders of NCNG Common Stock, shares of CP&L Common Stock (together with cash in immediately available funds in an amount sufficient to pay cash in lieu of any fractional share, as provided in Section 3.1 hereof and any dividends or other distributions with respect to such whole shares of CP&L



<PAGE 16>
          Common Stock with a record date after the Effective Time) necessary to make the exchanges contemplated by Section 3.1 hereof on a timely basis.
     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of NCNG Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for shares of CP&L Common Stock (together with cash in lieu of any fractional share). Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor shares of CP&L Common Stock as set forth herein (together with cash in lieu of any fractional share and any dividends or other distributions with respect to such whole shares of CP&L Common Stock with a record date after the Effective Time), and such Certificate shall forthwith be canceled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from CP&L until the surrender of such holder's Certificate for a certificate or certificates representing shares of CP&L Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which became payable after the Effective Time, but which were not paid by reason of the foregoing, with respect to the number of whole shares of CP&L Common Stock represented by the certificates issued upon surrender. If delivery of CP&L Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of CP&L Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of CP&L that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.2, each Certificate shall represent for all purposes only the right to receive shares of CP&L Common Stock (and cash in lieu of any fractional share) as provided in Section 3.1 hereto, without any interest thereon.
     (c) After the Effective Time, there shall be no transfers on the stock transfer books of NCNG of the shares of NCNG Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to CP&L or NCNG for transfer, they shall be canceled and exchanged for shares of CP&L Common Stock (and cash in lieu of any fractional share and any dividends or other distributions with respect to such whole shares of CP&L Common Stock with a record date after the Effective Time) as provided in Section 3.1 hereof, in accordance with the procedures set forth in this Section 3.2.
     (d) Any shares of CP&L Common Stock (and any accrued dividends and distributions thereon), and any cash delivered to the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of NCNG one hundred eighty (180) days after the Effective Time shall be delivered by the Exchange Agent to CP&L. Any former shareholders of NCNG who have not theretofore complied with this Section 3.2 shall thereafter look only to CP&L for satisfaction of their claim for the consideration set forth herein, without any interest thereon. Notwithstanding the foregoing, neither CP&L nor NCNG shall be liable to any holder of shares of NCNG Common Stock for any shares of CP&L Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     (e) In the event of any reclassification, stock split, stock dividend or other transaction having a similar effect with respect to NCNG Common Stock or CP&L Common Stock, any change or conversion of the NCNG Common Stock or CP&L Common Stock into other securities or any other dividend or distribution with respect thereto other than cash dividends and distributions permitted under this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio and all references to the Exchange Ratio in this Agreement shall be deemed to be to such Exchange Ratio as so adjusted.



<PAGE 17>
     (f) CP&L shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of NCNG Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CP&L, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of NCNG Common Stock in respect of which such deduction and withholding was made by CP&L.

     (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CP&L, the posting by such person of a bond, in such reasonable amount as CP&L may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate any CP&L Common Stock, any cash in lieu of fractional shares of CP&L Common Stock and any dividends or other distributions to which the holders thereof are entitled pursuant to this Section 3.2.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CP&L

CP&L represents and warrants to NCNG as follows:

     Section 4.1. Organization and Authority of CP&L. Each of the CP&L Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the CP&L Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on CP&L. The CP&L Disclosure Letter contains a true and complete list of all of the Subsidiaries of CP&L, and a true and complete list of all of the Partnerships in which CP&L has an interest. The copies of the Amended and Restated Articles of Incorporation and Bylaws of CP&L which have been delivered to NCNG are complete and correct and in full force and effect on the date hereof.

     Section 4.2. Capitalization.
     (a) CP&L's authorized equity capitalization consists of 200,000,000 shares of CP&L Common Stock, 300,000 shares of $5 Preferred Stock, 20,000,000 shares of Serial Preferred Stock, 5,000,000 shares of Preferred Stock A, and 10,000,000 shares of Preference Stock. As of the close of business on October 31, 1998, 151,339,894 shares of CP&L Common Stock, 237,259 shares of $5 Preferred Stock, and 350,000 shares of Serial Preferred Stock were issued and outstanding. Such shares constituted all of the issued and outstanding shares of capital stock of CP&L as of such date. All issued and outstanding shares of CP&L Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of CP&L's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed in the CP&L Disclosure Letter, owned by CP&L, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except as set forth in the CP&L Disclosure Letter, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of CP&L or its Subsidiaries, and there are no Contracts pursuant to which CP&L or any of its Subsidiaries is bound to sell or issue any shares of itscapital stock.
     (b) All of the shares of CP&L Common Stock to be issued to holders of NCNG Common Stock in the Merger have been duly authorized for issuance and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.



<PAGE 18>

     Section 4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by CP&L or Merger Subsidiary are within the respective corporate power of CP&L or Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of CP&L and Merger Subsidiary and no other corporate proceedings on the part of CP&L or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by CP&L and Merger Subsidiary and (assuming the due authorization, execution and delivery hereof and thereof by NCNG) constitute or will constitute valid and binding agreements of CP&L and Merger Subsidiary, enforceable against CP&L and Merger Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or equitable principles.

     Section 4.4. Consents and Approvals; No Violations. Except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of the Proxy Statement/Prospectus, the Registration Statement, such reports under
          Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of a
          Certificate of Merger with the Secretary of State of the State of Delaware; (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; (v) any required approvals of the NCUC, the PSCSC, and FERC; and (vi) the filing of an exemption statement on Form U-3A-2 with the SEC pursuant to PUHCA, no filing or registration with, and no permit, authorization, consent, order or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by CP&L or Merger Subsidiary or for the consummation by CP&L or Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents, orders and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by CP&L or Merger Subsidiary will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the CP&L Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the CP&L Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the CP&L Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CP&L or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on CP&L and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.5. Reports. The filings required to be made by CP&L since January 1, 1996 under NYSE rules, the Securities Act, the Exchange Act, the Power Act, the Atomic Energy Act, and applicable North Carolina and South Carolina laws and regulations have been filed with the NYSE and each applicable Governmental Authority, including the SEC, FERC, the Nuclear Regulatory Commission, the NCUC and the PSCSC, and CP&L has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder except to the extent

<PAGE 19>
          any  such  failure  to  comply  would  not,  individually  or  in  the aggregate,  have a  Material  Adverse  Effect  on  CP&L.  As of  their respective  dates,  none of the CP&L SEC  Reports,  including  without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the CP&L SEC Reports fairly presented in all material respects the consolidated financial position of CP&L and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the results of operations and cash flows of CP&L and its Subsidiaries for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the CP&L SEC Reports (i) complied in all material respects as to form with the applicable accounting requirements and rules and regulations of the SEC and (ii) was prepared in accordance with GAAP as in effect on the date thereof consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements.

     Section 4.6. Absence of Certain Events. Except as set forth in the CP&L SEC Reports, since December 31, 1997 through the date of this Agreement, the CP&L Companies have conducted their respective businesses only in the ordinary course consistent with past practice and there has not been any change in their business, financial condition or results of operations that has had or will have a Material Adverse Effect upon CP&L. Except as disclosed in the CP&L SEC Reports or as otherwise specifically contemplated by this Agreement, there has not been since December 31,1997 through the date of this Agreement any change in the accounting policies or practices of CP&L.

     Section 4.7. Proxy Statement/Prospectus. None of the information with respect to the CP&L Companies to be included in the Proxy Statement/ Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by CP&L with respect to information supplied by NCNG or any affiliate of NCNG for inclusion in the Proxy Statement/ Prospectus.

     Section 4.8. Fees and Expenses of Brokers and Others. None of the CP&L Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that CP&L has engaged Morgan Stanley to represent it in connection with such transactions and shall pay all of Morgan Stanley's fees and expenses in connection with such engagement.

     Section 4.9. Operations of Nuclear Power Plants. To the Knowledge of CP&L, the operation of the nuclear generation plants (collectively, the "CP&L Nuclear Facilities") currently owned by CP&L or any of its affiliates are being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect on CP&L. To the best of the Knowledge of CP&L, each of the CP&L Nuclear Facilities maintains and is in



<PAGE 20>
          substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations. As of the date of this Agreement, to the Knowledge of CP&L, the storage of spent nuclear fuel and the plans for the decommissioning of each of the CP&L Nuclear Facilities substantially conform with the requirements of applicable law. No CP&L Nuclear Facility is as of the date of this Agreement on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

     Section 4.10. No Default. No CP&L Company is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any CP&L Company is now a party or by which any CP&L Company or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any CP&L Company, except in the case of (ii) and (iii) for defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on CP&L.

     Section 4.11. Compliance with Law. The CP&L Companies hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Authorities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "CP&L Permits"), except where the failure so to hold would not have a Material Adverse Effect on CP&L. The CP&L Companies are in compliance with the terms of the CP&L Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on CP&L. Except as disclosed in the CP&L SEC Reports, the businesses of the CP&L Companies is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on CP&L. No complaint, action, proceeding, investigation or review of any Governmental Authority with respect to any CP&L Company is pending, and, to CP&L's Knowledge, no complaint, action, proceeding, investigation or review by any Governmental Authority with respect to any CP&L Company is threatened which would, or would be reasonably likely to, have, individually or in the aggregate, a Material Adverse Effect on CP&L.

     Section 4.12. Regulation as Utility.
     (a) As of the date of this Agreement, neither CP&L nor any of its Subsidiaries is a "holding company," a "subsidiary company," or an "affiliate" of any holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of PUHCA, respectively, and none of CP&L's Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of PUHCA.
     (b) Neither CP&L nor any of its Subsidiaries is subject to regulation as a public utility or public service company (or similar designation) in any state other than North Carolina, South Carolina, or (solely with respect to Interpath Communications, Inc.) Georgia and Virginia.

     Section 4.13. Accounting Matters. To the Knowledge of CP&L, neither CP&L nor any of its "affiliates" or "associates" (as such terms are defined in Rule 12b-2 adopted under the Exchange Act) has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by CP&L or any of its affiliates or associates) would prevent CP&L from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

     Section 4.14. No Impairment of Tax Free Status. None of the CP&L Companies has taken any action, or failed to take any action, or has Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.15. Insurance. Except as set forth in the CP&L Disclosure Letter, each CP&L Company is, and has been continuously since December 31, 1995, insured by reputable and financially



<PAGE 21>
          responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. No CP&L Company has received any notice of cancellation or termination with respect to any material insurance policy thereof and no CP&L Company has received notice that any such policy is invalid or unenforceable.


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NCNG

NCNG represents and warrants to CP&L as follows:

     Section 5.1. Organization and Authority of the NCNG Companies. Each of the NCNG Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the NCNG Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on NCNG. The NCNG Disclosure Letter contains a true and complete list of all of the Subsidiaries of NCNG, and a true and complete list of all of the Partnerships in which NCNG has an interest. The copies of the Restated Certificate of Incorporation and By-laws of NCNG which have been delivered to CP&L are complete and correct and in full force and effect on the date hereof. Section 5.2. Capitalization. (a) NCNG's authorized equity capitalization consists of 24,000,000 shares of NCNG Common Stock. As of the close of business on October 31, 1998, 10,127,628 shares of NCNG Common Stock were issued and outstanding. Such shares constituted all of the issued and outstanding shares of capital stock of NCNG as of such date. All issued and outstanding shares of NCNG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of NCNG's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed in the NCNG Disclosure Letter, owned by NCNG, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except as set forth in the NCNG Disclosure Letter, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of NCNG or its Subsidiaries, and there are no Contracts pursuant to which any of NCNG or its Subsidiaries is bound to sell or issue any shares of its capital stock. (b) The NCNG Disclosure Letter lists all Subsidiaries of NCNG, and all Partnerships of NCNG or its Subsidiaries.

     Section 5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by NCNG are within the corporate power of NCNG. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of NCNG and no other corporate proceedings on the part of NCNG are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval of the Merger by a majority of the outstanding shares of NCNG Common Stock at the NCNG Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by NCNG and (assuming the due authorization, execution and delivery hereof and thereof by CP&L and Merger Subsidiary) constitute or will constitute valid and binding agreements of NCNG, enforceable against NCNG in accordance with their respective terms, except as may be limited by



<PAGE 22>
          bankruptcy,   insolvency,   reorganization  or  other  laws  affecting
          creditors' rights generally or equitable principles.

     Section 5.4. Consents and Approvals; No Violations. Except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of the Proxy Statement/Prospectus, the Registration Statement, such reports under
          Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of a
          Certificate  of  Merger  with the  Secretary  of State of the State of
          Delaware; (iv) such filings and approvals as may be required by an applicable state securities or "blue sky" laws; and (v) any required approvals of the NCUC and FERC, no filing or registration with, and no permit, authorization, consent, order or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by NCNG or for the consummation by NCNG of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by NCNG will (i) (assuming the requisite approval of the stockholders of NCNG is obtained) conflict with or result in any breach of any provision of the Certificates of Incorporation, by-laws, partnership or joint venture agreements or other organizational documents of any of the NCNG Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the NCNG Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the NCNG Companies is a party or by which it or any of them or any of their properties or assets may be bound or
          (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the NCNG Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on NCNG and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.5. Reports. The filings required to be made by NCNG since January 1, 1996 under NYSE rules, the Securities Act, the Exchange Act, the Power Act, and applicable North Carolina laws and regulations, have been filed with the NYSE and each applicable Governmental Authority, including the SEC, FERC and the NCUC, and NCNG has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. As of their respective dates, none of the NCNG SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the NCNG SEC Reports fairly presented in all material respects the consolidated financial position of NCNG and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the result of operations and cash flows of NCNG and its Subsidiaries for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the NCNG SEC Reports (i)complied in all material respects as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the

<PAGE 23>
          case of any unaudited interim financial statements. Except for NCNG, none of the NCNG Companies is required to file any forms, reports or other documents with the SEC, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws.

     Section 5.6. Absence of Certain Events. Except as set forth in the NCNG SEC Reports, since September 30, 1997, through the date of this Agreement, the NCNG Companies have conducted their respective businesses only in the ordinary course consistent with past practice and there has not been any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon NCNG. Except as disclosed in the NCNG SEC Reports, or as otherwise specifically contemplated by this Agreement, there has not been since September 30, 1997 through the date of this Agreement:(i)any entry into any agreement or understanding or any amendment of any agreement or understanding between any of the NCNG Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the NCNG Companies to any of their respective directors, officers or employees (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee; (ii) any entry by any of the NCNG Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the NCNG Companies) other than in the ordinary and usual course of business; (iii) any declaration or payment of any dividend or other distribution with respect to NCNG Common Stock, except for regular cash dividends consistent with past practice; (iv) any change in the accounting policies or practices of NCNG; or (v) any agreement to do any of the foregoing.

     Section 5.7. Proxy Statement/Prospectus. None of the information to be supplied by NCNG for inclusion or incorporation by reference with respect to the NCNG Companies to be included in the Proxy Statement/Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Special Meeting, or, in the case of the
          Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by NCNG with respect to information supplied by CP&L or any affiliate of CP&L for inclusion in the Proxy Statement/Prospectus.

     Section 5.8. Litigation. Except as set forth in the NCNG SEC Reports, there is no action, suit, proceeding or, to the Knowledge of NCNG, investigation pending or, to the Knowledge of NCNG, threatened against or relating to any of the NCNG Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of NCNG, to have a Material Adverse Effect upon NCNG or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 5.9. Assets; Easements.



<PAGE 24>
     (a) The NCNG Companies have sufficient title to all their material properties and assets, whether tangible or intangible, real, personal or mixed, to permit the operation of their business as currently conducted, free and clear of all liens, except for liens disclosed in the NCNG SEC Reports, liens the existence of which would not, individually or in the aggregate, have a Material Adverse Effect on NCNG, and liens arising in the ordinary course of business after the date hereof.
     (b) Subject to ordinary wear and tear and to scheduled or necessary repairs in the ordinary course of business,all tangible assets of the NCNG Companies are in good operating condition and repair, except as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG.
     (c) The businesses of the NCNG Companies are being operated in a manner which does not violate the terms of any Easements used by the NCNG Companies in such businesses, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business and except where the failure of any such Easement to be valid and enforceable or to grant the rights purposed to be granted thereby or necessary thereunder would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. There are no spatial gaps in the Easements which would impair the conduct of such business in a manner except for gaps that would not, individually or in the aggregate, have a Material Adverse Effect on NCNG, and no part of any asset used in connection with pipeline operations is located on property which is not owned in fee by NCNG or a Subsidiary or subject to an Easement in favor of NCNG or a Subsidiary, except where the failure of such assets to be so located would not, individually or in the aggregate, have a Material Adverse Effect on NCNG.

Section 5.10.  Contracts; No Default.
     (a) The exhibits to the NCNG SEC Reports include all of the Contracts to which any NCNG Company is a party that are required to be filed with the SEC, or which could cause or result in a Material Adverse Effect on NCNG (the "NCNG Contracts"). Each NCNG Contract is a valid and binding agreement of such NCNG Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally or equitable principles. The NCNG Companies have performed and, to the Knowledge of NCNG, every other party has performed, each material term, covenant and condition of each of NCNG Contracts that is to be performed by any of them at or before the date hereof, except where nonperformance would not have a Material Adverse Effect on NCNG. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by any NCNG Company or, to the Knowledge of NCNG, any other party under any of the NCNG Contracts and, to the Knowledge of NCNG, no party to any of the NCNG Contracts intends to cancel, terminate or exercise any option under any of such NCNG Contracts.
     (b) No NCNG Company is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any NCNG Company is now a party or by which any NCNG Company or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any NCNG Company, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not, individually or in the aggregate, have a Material Adverse Effect on NCNG

     Section 5.11. Labor Matters.

     (a) Except as set forth in the NCNG SEC Reports or except to the extent such matters would not, individually or in the aggregate, have a Material Adverse Effect on NCNG, with respect to employees of the NCNG
          Companies: (i) to the Knowledge of NCNG, without inquiry and as



<PAGE 25>
          of the date of this Agreement, no senior executive, key employee or group of employees has any plans to terminate employment with any of the NCNG Companies; (ii) there is no unfair labor practice charge or complaint against any NCNG Company pending or, to the Knowledge of NCNG, threatened before the National Labor Relations Board or any other comparable authority; (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of NCNG, no claims therefor exist or have been threatened; and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of NCNG, proposed or threatened against any NCNG Company relating to employment, employment practices, terms and conditions of employment or wages and hours. (b) Except as described in the NCNG SEC Reports, no NCNG Company has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no NCNG Company has recognized any Labor Organization as the collective bargaining representative of any of its employees.

     Section 5.12. Employee Benefit Plans.
     (a) For purposes of this Section, the term "NCNG Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all hospitalization or other medical, vision, dental and other health plans, all life insurance plans, all disability plans, or other insurance, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in
          Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the NCNG Companies thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the NCNG Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "NCNG Pension Plan."
     (b) NCNG does not now and has never participated in or contributed to a multiemployer plan within the meaning of Section 3(37) of ERISA.
     (c) All NCNG Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code, COBRA, and any other applicable Laws, except for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. To the Knowledge of NCNG, each NCNG Benefit Plan has been administered substantially in accordance with its terms and all reports, returns, and other documentation that are required to have been filed with the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency (federal, state, or local) have been filed with the appropriate governmental agency on a timely basis or distributed in accordance with such requirements, in each case except for failures to file or distribute such reports, returns, and other documents that would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. No lawsuits or complaints to or by any person or governmental authority have been filed, or to the Knowledge of NCNG, are contemplated or threatened, with respect to any NCNG Benefit Plan that is expected, in the reasonable judgment of NCNG, to have a Material Adverse Effect upon NCNG.
     (d) Except as disclosed in the NCNG Disclosure Letter or except to the extent such matters would not, individually or in the aggregate, have a Material Adverse Effect on NCNG, no NCNG Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations). NCNG does not maintain a funded welfare benefit plan (as contemplated by Code section 419). With respect to any NCNG Pension Plan which is a defined benefit pension plan, the funded status thereof as discussed in the most recent NCNG SEC Report including such disclosure is accurate and complete and, nothing has happened since such date which would materially effect the funded status of any such plan.


<PAGE 26>
     (e) The NCNG Disclosure Letter contains a true and correct list of all NCNG Benefit Plans.The NCNG Disclosure Letter identifies each NCNG Pension Plan and denotes those intended to be qualified under Section 401(a)of the Code (the "NCNG Qualified Plans"). NCNG has provided CP&L with access to true and correct copies of each governing document for each NCNG Benefit Plan or a summary of any such NCNG Benefit Plan that is not evidenced by a written plan document, together with the most recent summary plan description, the last three years' annual reports and audited financial statements for each such plan and the actuarial report for any NCNG Pension Plan that is a defined benefit pension plan or funded welfare benefit plan.
     (f) To the Knowledge of NCNG, each NCNG Qualified Plan complies in all material respects with applicable law as of the date hereof except as to any such noncompliance which would not have a Material Adverse Effect on NCNG, and the IRS has issued favorable determination letters to the effect that the form of each NCNG Qualified Plan satisfies the requirements of Section 401(a) and related sections of the Code. To the Knowledge of NCNG, there are no facts or circumstances that would jeopardize or adversely affect the qualification under Section 401(a) of the Code of any NCNG Qualified Plan, except to the extent such facts or circumstances would not result in a Material Adverse Effect on NCNG.
     (g) No NCNG Company, and no organization to which NCNG is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the meaning of Section 4069 of ERISA. None of the NCNG Benefit Plans has experienced a "reportable event" (as defined in Section 4043(b) of ERISA and its regulations) within the last five years for which the 30-day notice period has not been waived. (h) To the Knowledge of NCNG, no NCNG Company has engaged in any prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, that could result in a Material Adverse Effect on NCNG. No NCNG Company is subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of a NCNG Company be subject to a lien by reason of the provisions of
          Section 412(n) of the Code. NCNG currently complies and has in the past complied with all applicable workers' compensation statutes,except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. (i) Except as set forth in the NCNG Disclosure Letter, there are no NCNG employment or severance agreements that cannot be terminated without triggering severance or "parachute" obligations thereunder. (ii) Except as provided in Section 6.9 of the NCNG Disclosure Letter, no employment contract, agreement or commitment currently binding on a NCNG Company modifies or limits such NCNG Company's or its successor's right to amend, modify, suspend, revoke or terminate it.

     Section 5.13. Tax Matters. (a) Except as to any items that would not, individually or in the aggregate, have a Material Adverse Effect on
          NCNG: (i) NCNG and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a)of the Code, of which NCNG is the common parent, such affiliated group files a consolidated federal income Tax Return and neither NCNG nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group; (ii) each of the NCNG Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax returns is accurate and complete in all respects;
          (iii) each of the NCNG Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns; (iv) each of the NCNG Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign laws; (v) there is no amount of unpaid Taxes due and payable by any of the NCNG Companies or by any other person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on, the NCNG Companies; (vi) each of the NCNG Companies has collected or withheld all Taxes


<PAGE 27>
          required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due; (vii) none of the NCNG Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the NCNG Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the NCNG Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the NCNG Companies; (viii) none of the NCNG Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former
          Section 168(f)(8) of the Code and the regulations thereunder; (ix) none of the NCNG Companies is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and NCNG has no Knowledge that any Governmental Authority has proposed any such adjustment; (x) none of the NCNG Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of sections 162(m) or 280G of the Code; (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which NCNG is the common parent which would have a Material Adverse Effect on NCNG if taken into account; (xii) the most recent audited consolidated balance sheet included in the NCNG SEC Reports fully and properly reflects, as of the date thereof, the estimated liabilities of NCNG and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its estimated liability for all accrued Taxes; and
          (b) the NCNG Disclosure Letter describes all continuing Tax elections, consents and agreements made by or affecting any of the NCNG Companies, lists all types of material Taxes paid and Tax Returns filed by or on behalf of any of the NCNG Companies and expressly indicates each Tax with respect to which any of the NCNG Companies is or has been included in a consolidated, unitary or combined return.

     Section 5.14. Compliance with Law. The NCNG Companies hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Authorities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "NCNG Permits"), except where the failure so to hold would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. The NCNG Companies are in compliance with the terms of the NCNG Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. Except as disclosed in the NCNG SEC Reports, the businesses of the NCNG Companies is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which would not have a Material Adverse Effect on NCNG.

     Section 5.15. Environmental Matters. Except as disclosed in the NCNG SEC Reports or except to the extent such matters, individually or in the aggregate, would not have a Material Adverse Effect on NCNG
     (a) Each of the NCNG Companies is in compliance with all applicable Environmental Laws. Except for matters that have been fully resolved, no NCNG Company has received any written communication from any person or Governmental Authority that alleges that it is not in compliance with applicable Environmental Laws.
     (b) The NCNG Companies have obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the NCNG Companies are in material compliance with all terms and conditions of the Environmental Permits.


<PAGE 28>
         There is no  Environmental  Claim  pending  or,  to the best of NCNG's
          Knowledge, threatened (i) against a NCNG Company, (ii) against any person or entity whose liability for any Environmental Claim a NCNG Company has or may have retained or assumed either contractually or by operation of law or (iii) against or concerning any real or personal property or operations which a NCNG Company owns, leases or manages, in whole or in part.
     (d) No NCNG Company has Knowledge of the presence of any Releases of any Hazardous Material that has occurred on any of the properties owned, leased or occupied by a NCNG Company or any predecessor which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.
     (e) NCNG has disclosed to CP&L all material facts that NCNG reasonably believes form the basis of a Material Adverse Effect on NCNG arising from the cost of pollution control equipment currently required or known to be required in the future, current remediation costs or remediation costs known to be required in the future, or any other environmental matter affecting a NCNG Company that would have a Material Adverse Effect on NCNG.
     (f) CP&L shall have the right for ninety (90) days after the date of this Agreement, at its own risk and expense, to conduct or have conducted an environmental assessment of the properties of the NCNG Companies ("Properties") and shall provide the results of any such environmental assessment to NCNG. NCNG will provide CP&L (or its contractor) with reasonable access to the Properties to conduct the environmental assessment, provided that CP&L or its contractor complies with NCNG's safety and industrial hygiene procedures. Not later than ninety (90) days after the date of this Agreement, CP&L shall advise NCNG of any material environmental conditions of the Properties that CP&L finds unacceptable and that CP&L believes would constitute a breach by NCNG of any provision of this Agreement. For the purpose of this Section 5.15(f), such conditions shall be "material" only if such conditions have not on or before the date of this Agreement been disclosed to CP&L by NCNG, such conditions are not the subject of agreements which have been disclosed to CP&L between a NCNG Company and a responsible Governmental Authority, the cure or remedy costs for such conditions would not reasonably be expected to be recoverable through NCNG's rates, and such conditions are unacceptable because, excluding the plugging of abandoned wells, removal and disposal of in-service equipment and waste, byproducts and other materials generated in the course of operations and not released onto the Properties, and similar matters encountered in the ordinary course of operations in the business of the NCNG Companies on and after the date of the Agreement, such conditions are subject to remediation, now or in the future, under Environmental Laws, or because they create or would create with notice or the passage of time or both, liability under Environmental Laws, which remediation or liability would have a Material Adverse Effect.
     (g) As used in this Agreement: i)"Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, proceedings or notices by any Governmental Authority or other person alleging in writing violations of or liability under Environmental Laws, or demanding remediation of conditions which, with notice, the passage of time, or both would constitute violations of Environmental Laws, arising out of, based on or resulting from (a) the presence, Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by a NCNG Company or
          (b)circumstances forming the basis of any violation of any Environmental Law; (ii) "Environmental Laws" means all federal, state, and local laws, rules and regulations, judgments or final orders as in effect on the date of this Agreement relating to pollution or
          protection  of  human  health  or  the   environment  or  Releases  or
          threatened Releases of Hazardous Materials, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, without limitation, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the National Environmental Policy Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments Act, the Outer Continental Shelf Act, the Superfund Amendments and Reauthorization Act, the Rivers and Harbors Act, and the Toxic Substances Control Act, all as amended through the Effective Date; (h) any toxic tort cause of action of any kind whatsoever arising from or relating to Hazardous Materials, or the alleged emission,



<PAGE 29>
          Release or discharge of Hazardous Materials into ambient air, surface water, ground water, or soil; and (i) any other law or regulation relating to Hazardous Materials, or the emission, Release, or discharge of Hazardous Materials into ambient air, surface water, ground water, or soil; (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which a NCNG Company operates (for purposes of this
          Section 5.15); (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property. Section 5.16. NCNG Action. The Board of Directors of NCNG (at a meeting duly called, constituted and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of NCNG and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that the Merger be submitted for consideration by NCNG's shareholders at the Special Meeting. NCNG has taken all steps necessary to exempt (i) the execution and delivery of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from, (x) any statute of the State of Delaware that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation, Section 203 of the DGCL (y) the NCNG Rights Agreement and
          (z) any applicable provision of NCNG's articles of incorporation or bylaws containing change of control or anti-takeover provisions. Subject to Section 6.2 and Article VIII, NCNG has (A) duly entered into an appropriate amendment to the NCNG Rights Agreement and (B) taken all other action necessary or appropriate so that the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) do not and will not (I) result in the ability of any person to exercise any NCNG Rights or enable or require the NCNG Rights to separate from the shares of NCNG Common Stock to which they are attached, (II) cause CP&L or Merger Subsidiary or any of their Affiliates or Associates to be an Acquiring Person (as each such term is defined in the NCNG Rights Agreement) or (III) trigger other provisions of the NCNG Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the NCNG Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

     Section 5.17. Vote Required. The affirmative vote of holders of a majority of the outstanding shares of NCNG Common Stock entitled to vote thereon is the only vote of the holders of any class or series of NCNG capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     Section 5.18. Material Interests of Certain Persons. Except as disclosed in NCNG's Proxy Statement for its 1998 Annual Meeting of Shareholders or as set forth in the NCNG Disclosure Letter, no officer or director of NCNG, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of NCNG or any NCNG Subsidiary.

     Section 5.19. Insurance. Except as set forth in the NCNG Disclosure Letter, each NCNG Company is, and has been continuously since December 31, 1995, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. No NCNG Company has received any notice of cancellation or termination with respect to any material


<PAGE 30>
         insurance policy thereof and no NCNG company has received notice that any such policy is invalid or unenforceable.

     Section 5.20. [Omitted.]

     Section 5.21. Fees and Expenses of Brokers and Others. None of the NCNG Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that NCNG has engaged Salomon Smith Barney to represent it in connection with such transactions, and shall pay all of Salomon Smith Barney fees and expenses in connection with such engagement.

     Section 5.22. Regulation as Utility. (a) Neither NCNG nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of PUHCA, respectively, and none of NCNG's Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of PUHCA. (b) Neither NCNG nor any of its Subsidiaries is subject to regulation as a public utility or public service company (or similar designation) in any state other than North Carolina.

     Section 5.23. Absence of Undisclosed Liabilities. Except as disclosed in the NCNG SEC Reports, none of the NCNG Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of NCNG prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheets of NCNG, included in the NCNG SEC Reports or reflected in the notes thereto, or (b) incurred after the date of such balance sheets in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Material Adverse Effect on NCNG.

     Section 5.24. Opinion of Financial Advisor. NCNG has received the opinion of Salomon Smith Barney to the effect that, as of November 11, 1998, the Exchange Ratio is fair to the holders of shares of NCNG Common Stock from a financial point of view.

     Section 5.25. Accounting Matters. To the Knowledge of NCNG, neither NCNG nor any of its "affiliates" or "associates" (as such terms are defined in Rule 12b-2 adopted under the Exchange Act) has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by CP&L or any of its affiliates or associates) would prevent CP&L from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

     Section 5.26. Intellectual Property. The NCNG Companies own, or are licensed or otherwise possess, legally enforceable and otherwise adequate rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required or reasonably necessary for the conduct of their business as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG (collectively, the "NCNG Intellectual Property Rights"). All of the NCNG Intellectual Property Rights are owned or licensed by a NCNG Company, free and clear of any and all liens, claims and encumbrances, except as set forth in applicable license agreements or as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG. To the Knowledge of NCNG, the use of the NCNG Intellectual Property Rights by the NCNG Companies does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or good will of any other person and neither NCNG nor any NCNG Company has received notice of any



<PAGE 31>
          claim or otherwise have Knowledge that any NCNG Intellectual Property Right is invalid, conflicts with the asserted rights of any other person, or has not been used or enforced in a manner that would result in its abandonment, cancellation, or unenforceability, except as would not, individually or in the aggregate, have a Material Adverse Effect on NCNG.

     Section 5.27. Year 2000 Matters. The NCNG Companies have assessed their internal software and hardware components (in both information technology and other applications) for problems relating to the Year 2000 issue (the inability of computers and microchips to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999). To the best of Norman's Knowledge, resolution of problems associated with the Year 2000 issue with respect to the software and hardware of the NCNG Companies can be achieved so as to allow the conduct of the business of the NCNG Companies as currently conducted, and in accordance with the time and cost estimates outlined in NCNG's Report on Form 10-Q for the period ended June 30, 1998.

     Section 5.28. No Impairment of Tax Free Status. None of the NCNG Companies has taken any action, or failed to take any action, or has Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VI
COVENANTS

     Section 6.1. Conduct of the Business of NCNG; Meetings and Notices.
     (a) Except as otherwise expressly provided in this Agreement, as required by law, as set forth on the NCNG Disclosure Letter, or as consented to in writing in advance by CP&L, during the period from the date of this Agreement to the Effective Time, the NCNG Companies will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, as set forth on the NCNG Disclosure Letter, or as required by law, prior to the Effective Time, none of the NCNG Companies will, without the prior written consent of CP&L:
          (i) amend its Articles or Certificate of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents; (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, other than the issuance of shares of NCNG Common Stock in accordance with the terms of the NCNG Benefit Plans and the NCNG Dividend Reinvestment Plan, in each case, in the ordinary course of business consistent with past practice; (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships, except that NCNG may declare and pay dividends in the ordinary course of business consistent with its past practices, and may increase the amount of such dividends by no more than six percent (6%) over the current amount; (iv) subject to Section 6.2 and Article VII, (a) redeem the Rights, (b) amend the NCNG Rights Agreement (other than the amendment contemplated by Section 5.16 hereof) or (c) except in connection with a Superior Proposal that would allow NCNG to terminate this Agreement under Section 8.2(e), take any action that would allow any Person (as defined in the NCNG Rights Agreement) other than CP&L or Merger Subsidiary to become a Beneficial Owner (as defined in the NCNG Rights Agreement) of 15% or more of the NCNG Shares without causing a Distribution Date or a Triggering Event (as such terms are defined in the NCNG Rights Agreement) to occur; (v) incur or assume any indebtedness for borrowed money or guarantee

<PAGE 32>
          any such indebtedness, other than (a) in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (b) indebtedness between NCNG or any of its Subsidiaries and another of its Subsidiaries, (c) additional indebtedness in the ordinary course of business, consistent with past practice, under existing credit facilities or (d) to fund capital expenditures permitted under clause (vi) below; (vi) except in the ordinary course of business, (a) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of any of the NCNG Companies, except with respect to indebtedness permitted pursuant to this Section 6.1, (b) enter into any material Contract, or alter, amend, modify or exercise any option under any material existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or (c) make capital expenditures through the Effective Time, in excess of $1,000,000 over the amount budgeted by the NCNG Companies for capital expenditures on the date of this Agreement (as reflected on the capital expenditure budgets previously provided by NCNG to CP&L); (vii) except in the ordinary course of business, consistent with past practice, and to the extent not resulting in a material increase in benefits or compensation expense, (i) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing; (viii) acquire, sell, lease or dispose of any material assets outside the ordinary course of business; (ix) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices, except for any action that would not have an adverse effect; (x) (A) make any material Tax election, except for those made in the ordinary course of business consistent with past practice and as would not have a Material Adverse Effect on NCNG with respect to periods following the Merger or (B) settle or compromise any material federal, state, local or foreign income Tax liability, except for those in the ordinary course of business consistent with past practice; (xi) make any filing with any Governmental Authority to materially change rates on file, except for Purchased Gas Adjustment filings with the NCUC; (xii) fail to maintain insurance against risks and losses in accordance with past practice; (xiii) fail to maintain in effect any existing NCNG Permit; (ix) except for the payment of professional fees or as otherwise permitted by this Agreement, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in NCNG's September 30, 1997 financial statements or incurred in the ordinary course of business since the date thereof; (x) voluntarily engage in any activities which are reasonably expected to cause a change in status under PUHCA, or which are reasonably expected to impair the ability of CP&L to claim an exemption under PUHCA Rule 2 following the Merger; or (xi)agree in writing or otherwise to take any of the foregoing actions.
     (b) CP&L and NCNG agree that, during the period from the date of this Agreement to the Effective Time: (i) they will cause representatives of their respective companies to meet as frequently as reasonably requested by either party to discuss the operations and business prospects of their companies; and (ii) NCNG will promptly advise CP&L of the occurrence of any Material Adverse Effect with respect to NCNG, and CP&L will promptly advise NCNG of the occurrence of any Material Adverse Effect with respect to CP&L.
     (c) Notwithstanding anything in this Section 6.1 to the contrary, any action that is permitted to be taken by NCNG pursuant to this Section
          6.1 shall not result in a breach of any other provision of this Agreement, so long as the closing condition in Section 7.3(a) is still satisfied.



<PAGE 33>
     Section 6.2. No Solicitation. Prior to the Effective Time, NCNG agrees

     (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use reasonable efforts to cause its officers, directors, employees, agent and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or any of the foregoing) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal or engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
          Section 6.2; and (c) that it will notify CP&L reasonably promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.2 shall prohibit the Board of Directors of NCNG from (i) furnishing information (pursuant to a confidentiality letter deemed appropriate by the Board of Directors of NCNG) to or engaging in or entering into discussions or negotiations with, any person or entity that makes an unsolicited Alternative Proposal, if, and only to the extent that, (a) the Board of Directors of NCNG determines in good faith upon the advice of outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, NCNG provides written notice to CP&L of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, and (c) NCNG keeps CP&L informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides CP&L with copies of any written inquiries or proposals relating thereto, and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act or otherwise making disclosures required by law with regard to an Alternative Proposal. Nothing in this Section 6.2 shall (x) permit NCNG to terminate this Agreement (except as specifically provided in
          Article 8 hereof), (y) permit NCNG to enter into any agreement with respect to an Alternative Proposal unless this Agreement is first or simultaneously terminated in accordance with Article VIII (it being agreed that during the term of this Agreement, NCNG shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement deemed appropriate by the Board of Directors of NCNG)), or
          (z) affect any other obligation of NCNG under this Agreement. "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving NCNG or any of NCNG's Subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a
          substantial   portion   of  the  assets  of  NCNG  or  any  of  NCNG's
          Subsidiaries.

     Section 6.3. The Registration Statement; Listing.
     (a) NCNG and CP&L shall, as soon as practicable following the execution of this Agreement, prepare, and NCNG shall file with the SEC, a draft of the Proxy Statement/Prospectus (in a form mutually agreeable to NCNG and CP&L) as preliminary proxy materials under the Exchange Act, and shall seek confidential treatment with respect thereto. NCNG and CP&L shall cooperate to respond promptly to any comments made by the SEC with respect thereto. NCNG shall cause the Proxy Statement/Prospectus to be mailed to its shareholders at the earliest practicable time after effectiveness of the Registration Statement.
     (b) As soon as practicable following the execution of this Agreement, CP&L shall prepare and file the Registration Statement (including the then-current draft of the Proxy Statement/Prospectus) with the SEC, and shall: (i) after consultation with NCNG, respond promptly to any comments made by the SEC with respect thereto; provided, however, that



<PAGE 34>
          CP&L willnot file any amendment or supplement to the Registration Statement without first furnishing to NCNG a copy thereof for its review and will not file any such proposed amendment or supplement to which NCNG reasonably and promptly objects; (ii) use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable; (iii) cause the registration or qualification of the CP&L Common Stock to be issued upon conversion of shares of NCNG Common Stock in accordance with the Merger under the state securities or "Blue Sky" laws of each state of residence of a record holder of NCNG Common Stock as reflected in its stock transfer ledger; (iv) promptly advise NCNG (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by CP&L of any notification with respect to the suspension of the registration or qualification of CP&L Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose; (v) use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; and (vi) use its best efforts to cause the shares of CP&L Common Stock to be issued upon conversion of shares of NCNG Common Stock in accordance with the Merger to be approved for listing on the NYSE, subject to official notice of issuance. If, at any time when the Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, NCNG and CP&L will cooperate to prepare and file with the SEC, subject to clause (a) of this Section 6.3, an amendment or supplement that will correct such statement or omission or effect such compliance.

     Section 6.4. Special Meeting. Subject to Section 6.2 and Article VIII, NCNG shall (i) call the Special Meeting to be held for the purpose of voting upon the approval of this Agreement, (ii) through its Board of Directors, recommend to the holders of NCNG Common Stock the approval of this Agreement and not rescind such recommendation, (iii) use best efforts to have the holders of NCNG Common Stock approve this Agreement, and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the Registration Statement becomes effective; provided, however, that nothing herein obligates NCNG to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors in good faith based on the advice of outside counsel. For the avoidance of doubt, the foregoing shall not prevent the Board of Directors of NCNG from withdrawing the recommendation referred to in clause (ii) of the preceding sentence prior to the Special Meeting if (x) it concludes in good faith based on the advice of outside counsel that the failure to take such action would breach the directors' fiduciary duties under applicable law (it being agreed that, so long as no Material Adverse Effect with respect to CP&L has occurred and is continuing, neither the NCNG Board's decision to merge with CP&L pursuant to this Agreement nor changes in the market price of CP&L's common stock on the consideration to be received by NCNG shareholders under this Agreement shall serve as the basis for the Board to withdraw its recommendation under this Section 6.4) and (y) NCNG has given CP&L notice of its intention to withdraw its recommendation at least five days prior to any such withdrawal, together with a description of the reasons for the Board's proposed action and the related advice of its outside counsel.

     Section 6.5. Access to Information; Confidentiality Agreement.
          (a) To the extent permitted by law and upon reasonable notice, between the date of this Agreement and the Effective Time, the
               NCNG Companies will give to CP&L and its authorized representatives reasonable access during normal business hours to all facilities and

<PAGE 35>
               to all books and records, and will cause their officers tofurnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 6.8 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.
          (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary under the Securities Act and the Exchange Act to permit the solicitation of votes of the shareholders of NCNG pursuant to the Proxy Statement/Prospectus and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1 hereof.

     Section 6.6. Best Efforts. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner possible. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. CP&L and NCNG will execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

     Section 6.7. Approvals.
          (a) NCNG and CP&L shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by them under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. NCNG and CP&L will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.
          (b) NCNG and CP&L shall cooperate and use their best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Authority required to be obtained or made by NCNG or CP&L in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.
          (c) NCNG and CP&L each will use its best efforts to obtain consents of all other third parties necessary to the consummation of the transactions contemplated by this Agreement.

     Section 6.8. Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. NCNG and CP&L will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

     Section 6.9. Employee Agreements; Workforce Matters and Employee Benefits.



<PAGE 36>
               (a) Following the Effective Time, CP&L will cause the Surviving Corporation to honor all obligations under any employment contracts, agreements and commitments of the NCNG Companies prior to the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement), which apply to any current or former employee, or current or former director of any NCNG Company; provided, however, that this undertaking is not intended to prevent CP&L from enforcing such contracts, agreements and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement or commitment or portion thereof.
               (b) CP&L presently intends, following the Effective Time, that (subject to obligations under applicable law) (i) any reductions in the employee workforce of the CP&L Companies (including the Surviving Corporation) shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment prior to the Effective Time was with the CP&L Companies or the NCNG Companies, and any employees whose employment is terminated or jobs are eliminated by any CP&L Company during such period as a result of the transaction contemplated by this Agreement shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the CP&L Companies for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of the CP&L Companies for which they are eligible, and shall be entitled to fair and equitable consideration in connection with any job opportunities with the CP&L Companies, in each case without regard to whether employment prior to the Effective Time was with the CP&L Companies or the NCNG Companies.
               (c)  Subject to applicable  law, CP&L  presently  intends to
                     maintain   through    December   31,   1999,    without
                     interruption, the employee welfare and employee pension benefit plans, and programs maintained by the NCNG
                     Companies as of the date of this Agreement. Where applicable, benefits under such plans or programs will be  frozen as of such  date  and,  at CP&L's  election,
                     merged  into  CP&L's  plans.   Employees  of  the  NCNG
                     Companies or the Surviving  Corporation who continue in
                     the employ of the CP&L Companies thereafter will be eligible to participate in the CP&L Employee Benefit Plans for which they are eligible. NCNG's Employee
                     Stock Purchase Plan will terminate at the Effective Date. CP&L also presently intends to merge NCNG's employee policies and practices into CP&L's policies
                     and  practices  to  the  extent   practicable   at  the
                     Effective Date.
            (d) Subject to its obligations under applicable law, the CP&L Companies shall give credit under each of their respective
                 employee   benefit  plans,   programs  and  arrangements  to
                 employees for all service prior to the Effective Time with the NCNG Companies, or any predecessor employer (to the extent that such credit was given by the NCNG Companies) for all purposes other than the accrual of benefits for which such service was taken into account or recognized by the NCNG Companies, but not to the extent crediting such service would result in duplication of benefits. To the extent permitted by Law, CP&L shall continue to administer the NCNG pension and 401(K) plans for NCNG employees hired on or before December 31, 1999 ("Current NCNG Employees") through the December 31 first following the earlier of:
                    a) CP&L's performance of an analysis confirming that the benefits of CP&L's current pension and 401(K) plans, plus any transition credits CP&L agree to provide to Current NCNG Employees upon transfer to CP&L's pension plan, are equal or greater than the benefits that the Current NCNG Employees would have received, in aggregate, in NCNG's pension and 401(K) plans; or
                    b)   Five (5) years from the Effective Time.
               The calculations used in a) above shall be based on assumptions and factors recommended by CP&L's actuary. After the time described above, all Current NCNG Employees shall be transferred to CP&L's pension and 401(K) plans. If the transfer occurs pursuant to a) above, CP&L shall provide the Current NCNG Employees with the transition credits in the CP&L pension plan used to perform the analysis described in a). If the transfer occurs pursuant to b), CP&L shall provide the Current NCNG Employees with transition credits in the pension plan to the extent necessary to produce an equitable result that does not in the aggregate significantly reduce the benefits to the Current NCNG Employees. At the time of such




<PAGE 37>
               transfer, Current NCNG Employees' accrued benefits under the NCNG pension plans shall be preserved.
               All NCNG employees, other than Current NCNG Employees, shall be eligible only for CP&L's then current pension and 401(K) plans at the time that they are hired.

            (e) To the extent doing so does not adversely effect pooling of interest accounting treatment for the Merger, CP&L agrees to exercise its best efforts to accommodate the elections made by NCNG's directors in regard to the accumulation and payout provisions of the Directors' Deferred Compensation Stock Plan and the Deferred Retirement Compensation Stock Plan for Eligible Directors, with the number of stock units of CP&L Common Stock (determined pursuant to the Exchange Ratio) being substituted for the accumulated units of NCNG Common Stock in each director's account in each such plan and accumulated and paid out as provided for in such plans and the related agreements between NCNG and its directors. Further, to the extent doing so would not adversely effect pooling of interests accounting treatment for the Merger, NCNG may allow each NCNG director who would otherwise receive a distribution based on a change of control of NCNG an election to defer such distributions until they would have been paid out under each such plan's normal distribution provisions.

     Section 6.10. Letter of NCNG's Accountants. NCNG shall use its best efforts to obtain a letter of Arthur Andersen LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to NCNG, in form and substance reasonably satisfactory to CP&L and NCNG and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.11. Letter of CP&L's Accountants. CP&L shall use its best efforts to obtain a letter of Deloitte & Touche, LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to CP&L, in form and substance reasonably satisfactory to NCNG and CP&L and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.12. Opinions of Financial Advisors. NCNG shall use its best efforts to cause Salomon Smith Barney to provide its opinion, as of a date no earlier than three business days prior to the date that the Proxy Statement/Prospectus is mailed to shareholders of NCNG, as to the fairness of the Exchange Ratio to the shareholders of NCNG, respectively, from a financial point of view, as contemplated by this Agreement, and shall include such updated opinions in the Proxy Statement/Prospectus.

     Section 6.13. Indemnification; Insurance.
            (a)  Except  as  may be  limited  by  applicable  Law,  from  the
                  Effective Time and for a period of six (6) years thereafter, CP&L shall cause NCNG to maintain all rights of indemnification existing in favor of the directors and officers of NCNG on terms no less favorable than those provided in the certificate of incorporation and by-laws of NCNG on the date of this Agreement with respect to matters occurring prior to the Effective Time.
            (b)  CP&L  shall  cause to be  maintained  in effect  for six (6)
                  years from the Effective Time the current policies for directors' and officers' liability insurance maintained by NCNG (provided that CP&L may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous) with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to CP&L in the market.

     Section 6.14. Affiliate Agreements. NCNG will use its best efforts to ensure that each person who is an "affiliate" of NCNG within the meaning of Rule 145 under the Securities Act will enter into an agreement in the form attached hereto as Exhibit 6.14 as soon as practical after the date hereof.




<PAGE 38>
     Section 6.15. Nuclear Facilities. NCNG (or its designee) shall have the right for ninety (90) days after the date of this Agreement, at its own risk and expense, to conduct or have conducted a reasonable assessment of the CP&L Nuclear Facilities and shall provide the results of any such assessment to CP&L. CP&L will provide NCNG with reasonable access to the CP&L Nuclear Facilities and to documents relating thereto in order to conduct the assessment. Not later than ninety (90) days after the date of this Agreement, NCNG shall advise CP&L of any material conditions involving the CP&L Nuclear Facilities that would constitute a material breach by CP&L of any provision of this Agreement. For purposes of this section, such conditions shall be considered "material" only if the cure or remedial costs for such conditions would create liability or responsibility which would have a Material Adverse Effect on the continued operation of CP&L.

ARTICLE VII
CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent: (a) this Agreement shall have been approved and adopted by the affirmative vote of the shareholders of NCNG holding a majority of the shares of outstanding NCNG Common Stock entitled to vote at the Special Meeting. (b) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed; (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect; (d) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired; (e) all consents, authorizations, orders, permits and approvals for (or registrations, declarations or filings with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on CP&L or NCNG following the Effective Time. (f) the parties hereto shall have received the opinion of Hunton & Williams (dated the date of the Effective Time and based on customary assumptions and certificates) to the effect that, for United States federal income tax purposes, the Merger will constitute a "reorganization" under Section 368(a) of the Code; (g) the shares of CP&L Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject to official notice of issuance; and (h) NCNG and CP&L shall have received a letter from each of Arthur Andersen LLP and Deloitte & Touche, LLP, dated the Effective Time, addressed to and in form and substance reasonably satisfactory to NCNG and CP&L, stating that the Merger will qualify as a "pooling of interests" transaction under GAAP.

     Section 7.2. Conditions Precedent to Obligations of NCNG. The obligations of NCNG to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent: (a) there shall have occurred no material adverse change (or any development which, insofar as can reasonably be determined, is reasonably likely to result in a material adverse change) in the business, assets, financial or other condition, results of operations, or prospects of the CP&L Companies, taken as a whole, from the date hereof to the Effective Time; (b) the representations and warranties of CP&L contained in Article IV shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) otherwise contemplated or permitted by this Agreement; (c) CP&L shall, in all material respects, have performed all obligations and complied with all


<PAGE 39>
          covenants necessary to be performed or complied with by it on or before the Effective Time; (d) NCNG shall have received a certificate of the President or Executive Vice President of CP&L, in form satisfactory to counsel for NCNG, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 7.2; and (e) all proceedings, corporate or other, to be taken by CP&L in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to NCNG and NCNG's counsel, and CP&L shall have made available to NCNG for examination the originals or true and correct copies of all documents that NCNG may reasonably request in connection with the transactions contemplated by this Agreement.

     Section 7.3. Conditions Precedent to Obligations of CP&L. The obligations of CP&L to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent: (a) there shall have occurred no material adverse change (or any development which, insofar as can reasonably be determined, is reasonably likely to result in a material adverse change) in the business, financial or other condition, results of operations, or prospects of the NCNG Companies, taken as a whole, from the date hereof to the Effective Time; (b) the representations and warranties of NCNG contained in Article V shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement; (c) NCNG shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time; (d) CP&L shall have received a certificate of the President or Senior Vice President of NCNG, in form satisfactory to counsel for CP&L, certifying fulfillment of the matters referred to in paragraphs (a) through (d) of this
          Section 7.3; (e) all proceedings, corporate or other, to be taken by NCNG in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to CP&L and CP&L's counsel, and NCNG shall have made available to CP&L for examination the originals or true and correct copies of all documents that CP&L may reasonably request in connection with the transactions contemplated by this Agreement; and (f) the consents, authorizations, orders, permits, and approvals described in Section 7.1(e) shall contain no terms or conditions that would have a material adverse effect on CP&L or NCNG.

ARTICLE VIII
TERMINATION; AMENDMENT; WAIVER

     Section 8.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of NCNG, but prior to the Effective Time: (a) by mutual written consent of NCNG and CP&L; (b) by NCNG or CP&L, if the Effective Time shall not have occurred on or before December 31, 1999 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date); (c) by NCNG if there has been a material breach by CP&L of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of written notice of such breach; (d) (i) by CP&L or NCNG if the transactions contemplated in this Agreement shall have been voted on by holders of NCNG Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 7.1(a) hereof, (ii) by CP&L if there has been a material breach by NCNG of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of written notice of such breach; or (iii) by CP&L if the Board of Directors of NCNG should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn; (e) by NCNG if, prior to


<PAGE 40>
          the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide proposal with respect to the acquisition of all of NCNG's outstanding capital stock, or all or substantially all of NCNG's assets, that the Board of Directors of NCNG believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the shareholders of NCNG than the proposal set forth in this Agreement (a "Superior Proposal"); provided, that CP&L does not make, within five business days of receiving notice of such third party proposal, an offer that the Board of Directors of NCNG believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to NCNG's shareholders as such Superior Proposal; or (f) by NCNG or CP&L, if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 8.2. Effect of Termination. If this Agreement is so terminated and the Merger is not consummated, the obligations of the parties under this Agreement shall terminate, except (a) for the provisions of the last sentence of Section 6.5(a), Section 6.5(b), this Section 8.2,
          Section 8.3, and Article IX, and (b) that no such termination shall relieve any party from liability by reason of any breach of any provision contained in this Agreement.

     Section 8.3. Termination Fee.
            (a)  If this  Agreement  is  terminated  (i) by CP&L  pursuant to
                  Section 8.1(b), and the failure of the Effective Time to occur has been caused by or is attributable to any failure by NCNG to fulfill any of its obligations under Sections 6.4(iii), 6.6 or 6.7, (ii) by CP&L pursuant to Section 8.1(b) after an Alternative Proposal has been made to NCNG or directly to NCNG's shareholders prior to such termination, (iii) by CP&L or NCNG pursuant to Section 8.1(d)(i), if prior to or during the Special Meeting an Alternative Proposal shall have been made to NCNG or directly to NCNG's shareholders that has not been revoked prior to the Special Meeting, (iv) by CP&L pursuant to
                  Section 8.1(d)(iii), or (v) by NCNG pursuant to Section 8.1(e), then NCNG shall promptly (and in any event within two days of receipt by NCNG of written notice from CP&L) pay to CP&L (by wire transfer of immediately available funds to an account designated by CP&L) a termination fee of $10 million; provided, however, that no such termination fee shall be payable to CP&L pursuant to clauses (ii) or (iii) of this Section 8.3(a), unless and until within 12 months of termination NCNG or any of its Subsidiaries enters into any definitive agreement in respect of such Alternative Proposal or any similar proposal, in which event such termination fee shall be payable promptly (and in any event within two days of receipt by NCNG of written notice from CP&L), to CP&L (by wire transfer or immediately available funds to an account designated by CP&L) upon the occurrence of such event.
            (b)  If this  Agreement is terminated by CP&L pursuant to Section
                  8.1(d)(ii)  hereof,  or by NCNG  pursuant to Section  8.1(c)
                  hereof, in either case as a result of a breach of any representation, warranty, covenant or agreement by the other party hereto, which breach was not willful or knowing in nature, and if the breaching party is not otherwise entitled to terminate this Agreement, then the breaching party shall promptly reimburse the non-breaching party that has terminated this Agreement for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by such non-breaching party or on its behalf in connection with the transactions contemplated in this Agreement.
            (c)  This  Section 8.3 shall not be the  exclusive  remedy of the parties hereto in the event of any termination of this Agreement, but any payments pursuant to Section 8.2(a) shall be treated as an offset to any claim for damages by CP&L for any breach of this Agreement by NCNG.

     Section 8.4. Amendment. This Agreement may be amended by action taken by both CP&L and NCNG at any time before or after approval of the transactions contemplated herein by the shareholders of NCNG but, after any such approval, no amendment shall be made that by law requires the further approval of such shareholders without the approval of such shareholders. This

<PAGE 41>
          Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

     Section 8.5. Extension; Waiver. At any time prior to the Effective Time, either party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX
MISCELLANEOUS

     Section   9.1.   Survival   of   Representations   and   Warranties.    The
          representations and warranties made herein shall not survive beyond the Effective Time.

     Section 9.2. Brokerage Fees and Commissions. No broker, finder or investment banker (other than Salomon Smith Barney, whose fees shall be paid by NCNG) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NCNG; and no broker, finder or investment banker (other than Morgan Stanley, whose fees shall be paid by CP&L) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CP&L.

     Section 9.3. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.5(a) and (b) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

     Section 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to CP&L:

            Carolina Power & Light Company
            411 Fayetteville Street Mall
            Raleigh, North Carolina  27601
            Attention:  Mr. William Cavanaugh III,
                        President and Chief Executive Officer

          with copies to:

            Hunton & Williams
            One Hannover Square
            Suite 1400
            Raleigh, North Carolina  27601
            Attention: Timothy S. Goettel, Esq.

            Carolina Power & Light Company
            411 Fayetteville Street Mall
            Raleigh, North Carolina  27601
            Attention:  William D. Johnson, Esq.




<PAGE 42>
         if to NCNG:

            North Carolina Natural Gas Corporation
            150 Rowan Street
            P.O. Box 909
            Fayetteville, North Carolina  28301
            Attention:  Mr. Calvin B. Wells, Chairman, President and
                        Chief Executive Officer

         with copies to:

            McCoy, Weaver, Wiggins, Cleveland & Raper
            202 Fairway Drive
            Fayetteville, North Carolina  28305
            Attention:  Alfred E. Cleveland, Esq.

          or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, except to the extent that the laws of Delaware govern the Merger, regardless, in each case, of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the provisions of Article III, Section 6.9 and Section 6.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.10. Fees and Expenses. Except as provided in Section 8.3(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.




<PAGE 43>









[Remainder of Page Intentionally Left Blank]




<PAGE 44>



    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                   CAROLINA POWER & LIGHT COMPANY

                                   By:   /William Cavanaugh III
                                        -----------------------
                                       William Cavanaugh III
                                       President and Chief Executive Officer



                                   NORTH CAROLINA NATURAL GAS CORPORATION

                                   By:  /S/Calvin B. Wells
                                        -----------------------
                                        Calvin B. Wells
                                        Chairman, President and
                                        Chief Executive Officer



                                   CAROLINA ACQUISITION CORPORATION

                                   By:  /S/William Cavanaugh III
                                        ------------------------
                                        William Cavanaugh III
                                        President and Chief Executive Officer


<PAGE 45>




                                                                   EXHIBIT 6.14
             [Form of letter to be signed by each affiliate of NCNG]


__________ __, 1998


_________________________
_________________________
_________________________


Dear Sirs:
In accordance with Section 6.9 of the Agreement and Plan of Merger (the "Agreement") by and among Carolina Power & Light Company ("CP&L"), North Carolina Natural Gas Corporation ("NCNG"), and Carolina Acquisition Corporation, I represent and agree as follows:


     1. I will comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities and Exchange Commission's rules and regulations thereunder, and will not offer to sell, sell or otherwise dispose of any shares of CP&L Common Stock that I will receive in the Merger except in compliance with Rule 145 under the Securities Act or following receipt of an opinion of counsel to CP&L that the provisions of such rule need not be observed.

     2. I agree that the certificates for shares of CP&L Common Stock I will receive in the Merger may bear the following legend:
          "Shares represented by this certificate are subject to restrictions as to transfer by virtue of provisions of the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission thereunder. Such shares may not be transferred except upon compliance with 17 CFR 230.145(d) or the favorable opinion of counsel for the issues that such transfer will not constitute or result in a violation of the Securities Act of 1933."

     3. As required by the rules of the Securities and Exchange Commission for "pooling of interests" accounting treatment, I agree that I will not
          (a) sell any shares of CP&L Common Stock or NCNG Common Stock, or in any way reduce my investment risk relative to CP&L or NCNG, during the 30 day period prior to the Effective Time, which is expected to occur on or about __________ __, 1999, or (b) sell any shares of CP&L Common Stock received in the Merger, or in any way reduce my investment risk relative to such shares, from the Effective Time through the date of publication of CP&L's financial results covering at least 30 days of post-Merger combined operations.

     Execution of this letter agreement by the undersigned shall not constitute an acknowledgment that the undersigned is an "affiliate" of NCNG, as such term is used under the federal securities laws, for any purpose. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.


Very truly yours,


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